UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio		44903
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2012, The Gorman-Rupp Company issued a news release announcing its financial results for the first quarter ended March 31, 2012 and a declaration of a cash dividend in the amount of $0.10 per share on its Common Shares payable June 8, 2012 to shareholders of record May 15, 2012. This news release is included as Exhibit 99 and is being furnished, not filed, with the Current Report on Form 8-K.

5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Company was held on April 26, 2012 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 20,990,893 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 18,206,875 shares of Common Stock were represented in person or by proxy and a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1.	Fix the number of Directors of the Company at eight and elect eight Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Votes
James C. Gorman	15,620,495	118,224	2,468,156
Jeffrey S. Gorman	15,628,408	110,311	2,468,156
M. Ann Harlan	15,537,599	201,120	2,468,156
Thomas E. Hoaglin	15,591,641	147,078	2,468,156
Christopher H. Lake	15,494,380	244,339	2,468,156
Dr. Peter B. Lake	15,588,007	150,712	2,468,156
Rick R. Taylor	15,641,838	96,881	2,468,156
W. Wayne Walston	15,526,015	212,704	2,468,156

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
13,574,362	235,275	1,929,082	2,468,156

3.	Ratify the appointment by the Audit Review Committee of the Board of Directors of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2012. The voting results were as follows:

For	Against	Abstain
18,022,595	152,875	31,405

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit

(99)	News Release dated April 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 30, 2012

EXHIBIT INDEX

Exhibit	Page

(99) News Release dated April 26, 2012	1

5